KushCo President and Chief Revenue Officer Jason Vegotsky to Resign and Join Advisory Board

Vegotsky to Continue Supporting KushCo’s Strategic Vision and Operational Performance

CYPRESS, Calif., — June 5, 2020 — KushCo Holdings, Inc. (OTCQX: KSHB) (''KushCo'' or the ''Company''), the premier provider of ancillary products and services to the legal cannabis and CBD industries, has announced today that Jason Vegotsky has advised the Company of his decision to resign from the position of President and Chief Revenue Officer, effective July 1, 2020, to pursue other ventures in the cannabis industry.

The Company and Vegotsky have agreed to mutually and amicably part ways to allow Vegotsky to better apply his skills, network, and entrepreneurial drive toward scaling start-up organizations in the cannabis and other CPG-related industries. He remains committed to KushCo’s continued success, and will serve on the Company’s Advisory Board, effective July 1, 2020.

“It is with a heavy heart that I step down from my role as KushCo’s President and Chief Revenue Officer,” said Vegotsky. “I consider myself fortunate to have worked with such an incredible team of professionals, especially Nick and the entire management and sales teams. This decision to step down was not easy, but I am comforted by the fact that KushCo has a leading sales organization in place, run by some of the most talented managers who understand how to win and build lasting customer relationships. As an advisor to the Company and one of its proudest long-term shareholders, I am going to do everything in my power to ensure a smooth transition and continued success for KushCo.”

Vegotsky’s management responsibilities will be taken up by Co-founder, Chairman, and Chief Executive Officer, Nick Kovacevich, and Chief Financial Officer, Stephen Christoffersen. In addition, Senior Vice President of Sales and Product, Brian Stewart, and Senior Vice President of Business Development, Carmen Lam, will directly oversee the day-to-day management and growth of the customer relationships and the overall management of the salesforce. Stewart and Lam have a combined 20+ years of sales and customer relationship experience, having worked at leading organizations, such as PepsiCo, Allergan, MAC Cosmetics, and Wegman’s.

Kovacevich added: “I want to thank Jason for all the work that he has done to help us build a leading salesforce, launch new business divisions, and rapidly grow the organization in just over two years. The structured sales process and customer-centric philosophy that we have put in place during this period should ensure that we have minimal disruption during this transition. Because of the strong sales leadership Jason has helped develop, we do not need to name a replacement at this time, and will lean more on Brian and Carmen, who are more than capable of leading the sales efforts and customer relationships moving forward. I am truly proud of the work the entire team has done in the past few months to substantially lower and right-size our cost structure, which has put us in a solid position to achieve positive adjusted EBITDA in the near term. Looking ahead, we will continue to focus on reducing our cash burn, generating positive cash flow from operations, and finding new ways to align ourselves deeper with the leading operators who can scale our business more profitably and sustainably.”

About KushCo Holdings

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is the premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe.

The Company has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. While KushCo Holdings provides products and solutions to customers in the cannabis and CBD industries, it has no direct involvement with the cannabis plant or any products that contain THC.

For more information, visit www.kushco.com or call (888) 920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," “anticipate,” “project,” “should,” "believe," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in the Company’s filings with the United States Securities and Exchange Commission (SEC), which are available at: www.sec.gov, and on the Company's website, at: www.kushco.com.

KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com